Investor Relations (303) 691-4350
Investor@aimco.com
Elizabeth Coalson
Vice President Investor Relations
(303) 691-4327

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ANNOUNCES REDEMPTION OF ALL OUTSTANDING SHARES OF
CLASS G CUMULATIVE PREFERRED STOCK

DENVER, COLORADO, September 7, 2010

Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today it will redeem all outstanding shares of its Class G Cumulative Preferred Stock (“Class G”) (NYSE: AIVPrG; CUSIP: [03748R-40-8]). Redemptions will occur on October 7, 2010 at $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the redemption date of $0.5469 per share. The total redemption payment of $25.5469 per share is payable only in cash. After the redemption date, the Class G no longer will be outstanding and holders of Class G will have only the right to receive payment of the redemption price in exchange for their Class G certificates.

The redemption of the Class G will be made in accordance with the terms specified in the redemption notices sent to holders. Computershare Trust Company, N.A. is acting as redemption agent for the Class G. Questions regarding the redemption of the Class G may be referred to Computershare Trust Company, N.A. at the address and telephone number below:

Computershare Trust Company, N.A.

Attention: Corporate Actions

250 Royall Street

Canton, MA 02021

(800) 546-5141

Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 817 communities serving approximately 500,000 residents in 43 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.

In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.